Exhibit 10.19

LIBERTY INTERACTIVE CORPORATION
2002 Nonemployee Director Incentive Plan
(As Amended and Restated Effective November 7, 2011)

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of the date set forth on Schedule I hereto (the “Grant Date”), by and between LIBERTY INTERACTIVE CORPORATION, a Delaware corporation (the “Company”), and the recipient (the “Grantee”) of an Award of Options granted by the Board of Directors of the Company (the “Board”) as set forth in this Agreement.
The Company has adopted the incentive plan identified on Schedule I hereto (as may be further amended, the “Plan”), a copy of which is attached via a link at the end of this online Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible Nonemployee Directors of the Company. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.
Pursuant to the Plan, the Board has determined that it would be in the interest of the Company and its stockholders to award Options to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee with additional remuneration for services rendered as a Nonemployee Director and to increase the Grantee's personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Definitions. The following terms, when used in this Agreement, have the following meanings:

“Base Price” means the amount set forth on Schedule I hereto, which is the Fair Market Value of a share of Common Stock on the Grant Date.
“Board” has the meaning specified in the preamble to this Agreement.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified as “cause” in Section 11.2(b) of the Plan.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
“Common Stock” has the meaning specified in Section 2.
“Company” has the meaning specified in the preamble to this Agreement.
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“Options” has the meaning specified in Section 2.
“Option Share” has the meaning specified in Section 4(c)(i).
“Plan” has the meaning specified in the recitals of this Agreement.
“Required Withholding Amount” has the meaning specified in Section 5.
“Section 409(A)” has the meaning specified in Section 21.
“Term” has the meaning specified in Section 2.

“Unvested Fractional Option” has the meaning specified in Section 3(b).
“Vesting Date” has the meaning specified in Section 3(a).
“Vesting Percentage” has the meaning specified in Section 3(a).
2.Award. Pursuant to the terms of the Plan and in consideration of the covenants and promises of the Grantee herein contained, the Company hereby awards to the Grantee as of the Grant Date nonqualified stock options to purchase from the Company at the Base Price the number of shares of the Company's Series A Liberty Interactive Common Stock (“Common Stock”) authorized by the Board and set forth in the notice of online grant delivered to the Grantee pursuant to the Company's online grant and administration program and Schedule I of this Agreement, subject to the conditions and restrictions set forth in this Agreement and in the Plan (the “Options”). The Options are exercisable as set forth in Section 3 during the period commencing on the Grant Date and expiring at the Close of Business on the seventh anniversary of the Grant Date (the “Term”) subject to earlier termination as provided in Section 7 below. No fractional shares of Common Stock will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional share of Common Stock that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of Common Stock as of the date on which such exercise is considered to occur pursuant to Section 4.

3.Conditions of Exercise. Unless otherwise determined by the Board in its sole discretion, the Options will be exercisable only in accordance with the conditions stated in this Section 3.

(a)Except as otherwise provided in Section 11.1(b) of the Plan, the Options may be exercised only to the extent they have become exercisable in accordance with the provisions of this Section 3(a) or Section 3(b), and subject to the provisions of Section 3(c). That number of Options that is equal to the fraction or percentage specified on Schedule I hereto (the “Vesting Percentage”) of the total number of Options that are subject to this Agreement, in each case rounded down to the nearest whole number of such Options, shall become exercisable on each of the dates specified on Schedule I hereto (each such date, together with any other date on which Options vest pursuant to this Agreement, a “Vesting Date”).

(b)If rounding pursuant to Section 3(a) prevents any portion of an Option from becoming exercisable on a particular Vesting Date (any such portion, an “Unvested Fractional Option”), one additional Option to purchase a share of Common Stock will become exercisable on the earliest succeeding Vesting Date on which the cumulative fractional amount of all Unvested Fractional Options to purchase shares of Common Stock (including any Unvested Fractional Option created on such succeeding Vesting Date) equals or exceeds one whole Option, with any excess treated as an Unvested Fractional Option thereafter subject to the application of this Section 3(b). Any Unvested Fractional Option comprising part of a whole Option that vests pursuant to the preceding sentence will thereafter cease to be an Unvested Fractional Option.

(c)Notwithstanding the foregoing, (i) in the event that any date on which Options would otherwise become exercisable is not a Business Day, such Options will become exercisable on the first Business Day following such date, (ii) all Options will become exercisable on the date of the Grantee's termination of service as a Nonemployee Director if (A) the Grantee's service as a Nonemployee Director terminates by reason of Disability or (B) the Grantee dies while serving as a Nonemployee Director.

(d)To the extent the Options become exercisable, such Options may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.

(e)The Grantee acknowledges and agrees that the Board, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Options and that the exercise by the Grantee of Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Board may determine are applicable thereto.

4.Manner of Exercise. Options will be considered exercised (as to the number of Options specified in the notice referred to in Section 4(c)(i)) on the latest of (a) the date of exercise designated in the written notice referred to in Section 4(c)(i), (b) if the date so designated is not a Business Day, the first Business Day following such date or (c) the earliest Business Day by which the Company has received all of the following:

(i)    Written notice, in such form as the Board may require, containing such representations and warranties as the Board may require and designating, among other things, the date of exercise and the number of shares of Common Stock to be purchased by exercise of Options (each, an “Option Share”);

(ii)    Payment of the Base Price for each Option Share in any (or a combination) of the following forms: (A) cash, (B) check, (C) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price (and, if applicable, the Required Withholding Amount as described in Section 5) or (D) the delivery of irrevocable instructions via the Company's online grant and administration program for the Company to withhold the number of shares of Common Stock (valued at the Fair Market Value of such Common Stock on the date of exercise) required to pay the Base Price (and, if applicable, the Required Withholding Amount as described in Section 5) that would otherwise be delivered by the Company to the Grantee upon exercise of the Options; and
(iii)    Any other documentation that the Board may reasonably require.
5.Mandatory Withholding for Taxes. The Grantee acknowledges and agrees that the Company will deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of Common Stock (valued at the Fair Market Value of such Common Stock on the date of exercise) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless provisions to pay such Required Withholding Amount have been made to the satisfaction of the Company. If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company. In such case, the Company will notify the broker promptly of its determination of the Required Withholding Amount.

6.Payment or Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will (a) deliver or cause to be delivered to the Grantee certificates issued in the Grantee's name for, or cause to be transferred to a brokerage account through Depository Trust Company for the benefit of the Grantee, the number of shares of Common Stock purchased by exercise of Options and (b) deliver any cash payment to which the Grantee is entitled in lieu of a fractional share of Common Stock as provided in Section 2. Any delivery of shares of Common Stock will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the stock transfer agent of the Company has deposited the certificates in the United States mail, addressed to the Grantee or at the time the stock transfer agent initiates transfer of shares to a brokerage account through Depository Trust Company for the benefit of the Grantee, if applicable, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to the Grantee or deposited in the United States mail, addressed to the Grantee.

7.Early Termination of Options. The Options will terminate, prior to the expiration of the Term, at the time specified below:
(a)Subject to Section 7(b), if the Grantee's service as a Nonemployee Director is terminated other than (i) by the Company for Cause or (ii) by reason of death or Disability, then the Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period that began on the date of termination of the Grantee's service.

(b)If the Grantee dies while serving as a Nonemployee Director or prior to the expiration of a period of time following termination of the Grantee's service during which the Options remain exercisable as provided in Section 7(a) or Section 7(c), as applicable, the Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period that began on the date of the Grantee's death.

(c)Subject to Section 7(b), if the Grantee's service as a Nonemployee Director terminates by reason of Disability, then the Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period that began on the date of termination of the Grantee's service.

(d)If the Grantee's service as a Nonemployee Director is terminated by the Company for Cause, then the Options will terminate immediately upon such termination of the Grantee's service

In any event in which Options remain exercisable for a period of time following the date of termination of the Grantee's service as provided above, the Options may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 on such date of termination of the Grantee's service. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the Options will in any event terminate upon the expiration of the Term.
8.Nontransferability. During the Grantee's lifetime, the Options are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee's court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Options will pass upon the Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Board on the form attached via a link to this online Agreement as Exhibit B or such other form as may be prescribed by the Board, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee's death, the Options will pass by will or the laws of descent and distribution. Following the Grantee's death, the Options will pass accordingly to the designated beneficiary and such beneficiary will be deemed the Grantee for purposes of any applicable provisions of this Agreement.

9.No Stockholder Rights. Prior to the exercise of Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by the Options, nor will the existence of this Agreement affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.15 of the Plan.

10.Adjustments. If the outstanding shares of Common Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Board determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of Common Stock, or other similar corporate event (including mergers or consolidations other than those that constitute Approved Transactions, which shall be governed by Section 11.1(b) of the Plan) affects shares of Common Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Options (including the number of Options and the Base Price) will be subject to adjustment in such manner as the Board, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 10 following the Grant Date.

11.Restrictions Imposed by Law. Without limiting the generality of Section 11.7 of the Plan, the Grantee will not exercise the Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of Common Stock, if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Options or the resulting payment of cash or issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement.

12.Notice. Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by first class mail, postage prepaid, to the following address:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attn: General Counsel

Unless the Company elects to notify the Grantee electronically pursuant to the online grant and administration program or via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
13.Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Board as contemplated by Section 11.6(b) of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee:

(a)this Agreement may be amended or supplemented from time to time as approved by the Board (i) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company's stockholders, and provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)subject to any required action by the Board or the stockholders of the Company, the Options granted under this Agreement may be canceled by the Board and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Options to the extent then exercisable.

14.Status as Director. Nothing contained in this Agreement, and no action of the Company or the Board with respect hereto, will confer or be construed to confer on the Grantee any right to continue as a director of the Company or interfere in any way with the right of the Company or its stockholders to terminate the Grantee's status as a director at any time, with or without Cause.

15.Nonalienation of Benefits. Except as provided in Section 8, (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be subjected to or liable for the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

16.Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

17.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Board upon questions regarding the Plan or this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

18.Rules by the Board. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Board may adopt from time to time.

19.Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 and 15, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

20.Grantee Acknowledgment. The Grantee will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company.

21.Code Section 409A Compliance. If any provision of this Agreement would result in the imposition of an excise tax under Section 409A of the Code or the related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair a benefit under this Agreement.
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Schedule I
to
Liberty Interactive Corporation
Nonqualified Stock Option Agreement
NND1101

Grant Date:            [_____________]

Plan:	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan
(As Amended and Restated Effective November 7, 2011)
Number of Options:        [________]
Base Price:            [$_______]
Vesting Percentage:        [______%]

Vesting Dates:	[________________]